Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS STRONG 2016 SECOND-QUARTER REVENUES

AND CONTINUED PROGRESS ON GPS CANCER AND NANTOS PLATFORM

•	Total Quarterly Net Revenues Increased 167% to $31.5 Million from $11.8 Million

•	Total Six-Month Net Revenues More than Doubled to $50.9 Million from $23.5 Million

•	Raised Net Proceeds of Approximately $83.2 Million from Successful IPO in June 2016

•	GPS Progress: Increased to 200,000 Covered Cancer Lives with Three New Payer Agreements, Bringing Total to Six Payers Covering GPS

•	NantOS Progress: Signed Two New Five-Year Contracts with Large Healthcare Systems and Expanded Contractual Relationships with 25 Current Clients

Culver City, Calif. – August 09, 2016 — NantHealth, Inc. (NASDAQ-GS: NH), a next-generation, evidence-based, personalized healthcare company, today reported financial results for its 2016 second quarter ended June 30, 2016. The company completed its initial public offering (IPO) in early June 2016, raising net proceeds of approximately $83.2 million.

For the 2016 second quarter, total net revenues increased 167% to $31.5 million from $11.8 million in last year’s second quarter. Gross profit grew 69% to $9.3 million, from $5.5 million, for the 2015 second quarter. Selling, general and administrative (SG&A) expenses were $47.2 million, including stock compensation expense related to the company’s IPO, compared with $17.8 million for the prior year second quarter. Research and development (R&D) expenses, including stock compensation expense related to the company’s IPO, increased to $24.3 million from $5.0 million in the comparable quarter of last year.

With the inclusion of stock based compensation expense related to the IPO, equal to $0.42 per share, net loss was $54.1 million, or $0.52 per share, compared with $17.2 million, or $0.21 per share, for the 2015 second quarter. Financial results for the 2016 second quarter included approximately $43.7 million in stock based compensation, equal to $0.42 per share, related to the vesting of equity tied to the company’s Initial public offering. On a non-GAAP basis, for the 2016 second quarter, adjusted net loss was $16.5 million, or $0.15 per share, compared with adjusted net loss of $14.3 million, or $0.15 per share, in the prior year second quarter.

“We achieved stellar topline results across all of our revenue lines, reflecting how strongly customers have responded to NantHealth’s innovative offerings,” said Patrick Soon-Shiong, M.D., chief executive officer and chairman of NantHealth. “Our strong second-quarter financial performance included revenues recognized from several large implementations and service contracts for our technology offerings, which were completed and delivered earlier than anticipated. As a result, we recognized certain revenues in our second quarter that we previously projected to be recorded in the second half of 2016.

“Looking ahead, we are focused on adding customers and executing on our opportunities across the spectrum of our offerings. In addition, the acquisitions we completed in the last year are paying dividends and our GPS Cancer product continues to gain traction and acceptance among insurers. Combined, these efforts and initiatives will drive our growth in the near term and beyond.”

GPS Cancer - Highlights

•	Number of covered cancer lives: at June 30, the number of patients with cancer covered by a payer for GPS testing was approximately 180,000. Subsequent to the quarter through August 9, the company added approximately 20,000 covered cancer lives, bringing the total number of cancer patients covered by GPS Cancer to approximately 200,000.

•	Number of GPS Cancer payers: at June 30, the number of payers covering GPS Cancer was three. Subsequent to the end of the quarter through August 9, the company added three new payers, bringing the total number of payers covering GPS Cancer to six, resulting in 200,000 covered cancer lives.

•	Number of international GPS Cancer payers: During the second quarter, the company added an international reseller.

NantOS – Highlights

During the second quarter:

•	The company executed five-year contractual arrangements with two significant, large healthcare system clients.

•	More than 25 current clients renewed or expanded their contractual commitments.

•	Eight clients achieved go-live status.

Other Corporate Highlights

•	In July, announced a partnership with the University of Utah to analyze the entire genomic profiles of at least 1,000 individuals who have a history of rare and life-threatening diseases and conditions in their respective families. The landmark project will focus on researching the genetic causes of 25 conditions, including, breast, colon, ovarian, and prostate cancers, amyotrophic lateral sclerosis (ALS), chronic lymphocytic leukemia, autism, preterm birth, epilepsy, and other hereditary conditions. Genomic sequencing will be conducted with unique, comprehensive molecular tests offered by NantHealth, which will enable the development of a rare disease and inherited genomic risk product, GPS Heritage.

•	In June, jointly announced with Cancer MoonShot 2020, the nation’s most comprehensive cancer collaborative initiative, the formation of the Melanoma and Sarcoma Working Group to accelerate molecular-informed immunotherapy trials. The team consists of physicians, researchers and oncology professors who have come together to focus their collective wisdom and expertise on identifying and developing the most effective, cancer-directed immunotherapy treatments for patients with melanoma and sarcoma, utilizing GPS Cancer to guide therapy.

•	In June, announced the commercial availability of Genomic Proteomic Spectrometry Cancer, or GPS CancerTM, a unique, comprehensive molecular test and decision support solution that measures the proteins present in the patient’s tumor tissue, combined with whole genomic and transcriptomic sequencing of tumor & normal samples.

•	In June, raised net proceeds of approximately $83.2 million from its IPO of 6,900,000 shares of its common stock, which includes the exercise of 400,000 shares of the underwriters’ overallotment option. On June 2, 2016, NantHealth’s shares began trading on the NASDAQ Global Select Market under the symbol “NH.”

•	In May, launched NaviNet Open Claims Management, a powerful new suite of payer-sponsored claims applications available to providers through the NaviNet Open multi-payer provider portal.

•	In May, expanded adoption of its GPS Cancer product, by partnering with major self-insurers that have agreed to cover the costs for their employees requiring this test.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 2 p.m. PT (5 p.m. ET) to review its results of operations for the 2016 second quarter ended June 30, 2016. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 51734418. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. All loss per share numbers contained in this news release are calculated base on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

Adjusted net loss excludes, among others, the effects of (1) income/loss from equity method investments, (2) stock based compensation expense, (3) intangible amortization, (4) corporate restructuring expenses, (5) acquisition related compensation expense, and (6) acquisition-related sales incentives, which have been recorded as contra revenue.

Adjusted shares outstanding include Series F redeemable shares as if converted on January 1, 2015.

About NantHealth

NantHealth is a transformational healthcare IT company converging science and technology through a single integrated clinical platform, to provide actionable health information at the point of care, in the time of need, anywhere, anytime. NantHealth works to transform clinical delivery with actionable clinical intelligence at the moment of decision, enabling clinical discovery through real-time machine learning systems. The company’s technology empowers physicians, patients, payers and researchers to transcend genomics into the world of proteomics and the traditional barriers of today’s healthcare system. By converging molecular science, computer science and big data technology the Nant Service Oriented Operating System (NantOS) platform empowers physicians, patients and payers to coordinate best care, monitor outcomes and control cost in real time. This is the first operating system of its kind in healthcare that is based on supply chain principles and grid service oriented architecture and integrates the knowledge base with the delivery system and the payment system, enabling 21st century coordinated care at a lower cost. For more information please visit www.nanthealth.com and follow Dr. Soon-Shiong on Twitter @solvehealthcare.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

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FINANCIAL TABLES FOLLOW

NANTHEALTH, INC.

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$95,242	$5,989
Marketable securities	71	1,243
Accounts receivable, net	17,165	11,472
Inventories, net	2,342	2,146
Deferred implementation costs, current	3,922	2,224
Related party receivables, net	856	1,245
Prepaid expenses and other current assets	8,708	8,707

Total current assets	128,306	33,026

Property, plant, and equipment, net	26,413	13,899
Deferred implementation costs, net of current	6,347	1,930
Goodwill	133,426	56,718
Intangible assets, net	130,165	54,971
Investments in related parties	242,901	248,191
Related party receivable, net of current	2,028	1,300
Other assets	2,276	1,918

Total assets	$671,862	$411,953

Liabilities and Stockholders’/Members’ Equity
Current liabilities
Accounts payable	$6,218	$6,447
Accrued expenses	20,770	14,423
Deferred revenue, current	19,292	10,656
Related party payables, current	8,671	10,166
Other current liabilities	596	1,544

Total current liabilities	55,547	43,236
Deferred revenue, net of current	14,725	17,312
Related party payables, net of current	2,755	—
Related party promissory notes	112,666	—
Other liabilities	1,050	358

Total liabilities	186,743	60,906

Redeemable Series F units: 53,581 units issued and outstanding at December 31, 2015	—	166,042
Stockholders’/Members’ equity
Members’ equity	—	476,263
Common stock, $.0001 par value per share, 750,000 shares authorized; 120,165 issued and outstanding shares and 10 restricted shares issued and outstanding at June 30, 2016	12	—
Additional paid-in capital	863,249	—
Accumulated deficit	(378,448)	(291,171)
Accumulated other comprehensive income (loss)	306	(87)

Total stockholders’/members’ equity	485,119	185,005

Total liabilities and stockholders’/members’ equity	$671,862	$411,953

NANTHEALTH, INC.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Total Net Revenue	31,490	11,752	50,941	23,494
Total Cost of Revenue	22,240	6,299	35,278	11,865

Gross profit	9,250	5,453	15,663	11,629
Operating Expenses:
Selling, general and administrative	47,248	17,847	74,621	34,239
Research and development	24,322	4,960	35,016	9,650
Amortization of software license and acquisition-related assets	1,813	(11)	3,628	22

Total operating expenses	73,383	22,796	113,265	43,911

Loss from operations	(64,133)	(17,343)	(97,602)	(32,282)
Interest expense, net	(1,758)	(303)	(3,256)	(628)
Other income (expense), net	(77)	555	261	1,855
Loss from equity method investments	(2,375)	(145)	(5,289)	(145)

Loss before income taxes	(68,343)	(17,236)	(105,886)	(31,200)
Provision for (benefit from) income taxes	(14,211)	—	(18,609)	1

Net loss	$(54,132)	$(17,236)	$(87,277)	$(31,201)

Loss per share:
Basic & diluted (1)	$(0.52)	$(0.21)	$(0.86)	$(0.38)
Weighted average shares outstanding:
Basic & diluted	104,072	82,406	101,846	82,015

Footnote:

1)	The loss per share and weighted-average shares outstanding have been computed to give effect to the LLC conversion (Note 16) that occurred June 1, 2016 prior to the Company’s initial public offering. In conjunction with the LLC Conversion, (a) all of the Company’s outstanding units automatically converted into shares of common stock, based on the relative rights of our pre-IPO equityholders as set forth in the limited liability company agreement and (b) the Company adopted and filed a certificate of incorporation with the Secretary of State of the state of Delaware and adopted bylaws. The Company filed an amended certificate of incorporation to effect a 1-for-5 1/2 reverse stock split of its common stock on June 1, 2016.

NANTHEALTH, INC.

SUPPLEMENTAL REVENUE SCHEDULE

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Software and hardware	$4,149	$3,942	$4,823	$7,703
Software–as-a-service	15,181	3,412	28,882	7,218

Total software-related revenue	19,330	7,354	33,705	14,921
Maintenance	4,512	2,545	7,650	5,040
Sequencing and molecular analysis	45	—	45	—
Other services	7,603	1,853	9,541	3,533

Total net revenue	31,490	11,752	50,941	23,494

Cost of Revenue:
Software and hardware	435	91	674	(371)
Software-as-a-service	9,314	1,830	13,737	3,790

Total software-related cost of revenue	9,749	1,921	14,411	3,419
Maintenance	743	102	1,273	212
Sequencing and molecular analysis	359	—	359	—
Other services	7,492	2,030	11,057	3,677
Amortization of developed technologies	3,897	2,246	8,178	4,557

Total cost of revenue	22,240	6,299	35,278	11,865

NANTHEALTH, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Loss before income taxes	(68,343)	(17,236)	(105,886)	(31,200)
Loss from equity method investments	2,375	145	5,289	145
Stock-based compensation expense	43,691	126	43,788	1,031
Corporate restructuring	179	458	2,145	986
Acquisition related compensation expense	—	—	4,814	—
Sales incentive	40	—	1,461	—
Intangible amortization	5,710	2,235	11,806	4,579

Total adjustments to GAAP income before provision for income taxes	51,995	2,964	69,303	6,741
Provision for income taxes	175	—	305	1

Net Loss - Non-GAAP	$(16,523)	$(14,272)	$(36,888)	$(24,460)

Shares Outstanding	104,072	82,406	101,846	82,015
Series F redeemable stock	9,419	10,714	10,067	10,714

Shares Outstanding - Non-GAAP	113,491	93,120	111,913	92,729
Net Loss per share - Non-GAAP	$(0.15)	$(0.15)	$(0.33)	$(0.26)
GAAP Loss Per Share
Net Loss	(54,132)	(17,236)	(87,277)	(31,201)
Shares Outstanding	104,072	82,406	101,846	82,015
Basic & Diluted loss per share	$(0.52)	$(0.21)	$(0.86)	$(0.38)